Exhibit 16.1

[LOGO]   M. Thomas Buxton, III, CPA, P.C.


                      Member: American Institute of Certified Public Accountants

                                Oklahoma Society of Certified Public Accountants

                    Registered Firm: Public Companies Accounting Oversight Board



     March 11, 2006

     Securities and Exchange Commission
     Washington, DC 20549

     Dear Sir or Madam:

     We have read Item 4 of the Form 8-K of Gift Liquidators, Inc. dated March 8, 2006, and agree with the statements concerning our Firm contained therein.

     Very truly your,

     /s/ M. Thomas Buxton, III, CPA, PC

     M. Thomas Buxton, III, CPA, PC
     Oklahoma City, OK









                4444 North Classen Blvd., Oklahoma City, OK 73118
Telephone: (405) 605-7535 Ext. 107 Fax: (405) 605-6494 Email: tbuxton@swbell.net